Exhibit 10.1

May 7, 2018

Via Facsimile & U.S. Mail

Ms. Michelle Satrowsky

Vice President – Corporate Treasurer

ATN International, Inc.

500 Cummings Center, Suite 2450

Beverly, MA 01915

Re:  Waiver of the prohibition on the incurrence of debt and Consent to incur debt under the Loan Agreement made as of July 1, 2016 by and among ATN VI Holdings, LLC and Caribbean Asset Holdings LLC (each a “Borrower” and together the “Borrowers”), and Rural Telephone Finance Cooperative ("RTFC") (the “Loan Agreement”)

Dear Ms. Satrowsky,

RTFC has received from the Borrowers a request to consent to the incurrence of up to $50.0 million in intercompany subordinated debt.  RTFC’s consent is required because under Section 7.02 of the Loan Agreement, Borrowers may not, and may not permit their subsidiaries, to incur indebtedness without the prior consent of RTFC unless the Borrowers are in compliance with the financial covenant as of the last day of the most recently ended calendar month.  Because certain debt has already been incurred in violation of Section 7.02 of the Loan Agreement, it will be necessary for RTFC to waive ATN’s failure to obtain RTFC’s prior written consent to the incurrence of debt.  In addition, ATN International, Inc. (“ATN”) is seeking RTFC’s consent to incur additional debt, as described below.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

Certain subsidiaries of the Borrowers have incurred or caused to be incurred the following debt: (i) intercompany subordinated debt in the form of an intercompany revolver of $25.0 million between ATN and DTR Holdings, LLC; and (ii) an intercompany loan agreement of $7.4 million between Vitelcom Cellular, Inc. and ATN, used to purchase Choice, the Virgin Islands wireless company currently owned indirectly by ATN.  In addition, ATN has requested RTFC’s consent to incur up to an additional $17.6 million of debt under the intercompany revolver (collectively, with (i) and (ii) above, the “Debt”).

RTFC hereby waives ATN’s obligation to obtain prior written approval to incur the foregoing Debt and consents to the foregoing Debt, subject to the following conditions:

RTFC LETTER

Ms. Michele Satrowsky

ATN International, Inc.

May 7, 2018

(a)   This waiver and consent is limited solely to the transactions described above.  Any future incurrence of debt must comply strictly with the terms of the applicable loan and security documents between the Borrower and RTFC and ATN and RTFC and, if required, be subject to RTFC consent;

(b)   This waiver and consent shall not be construed as a consent to or waiver of any other term, condition or provision of any loan agreement, security instrument or other agreement with RTFC;

(c)   RTFC’s waiver and consent to the Debt is conditioned on receipt from ATN of evidence that the Debt is subordinated debt;

(d)   Borrower will enter into a subordination agreement satisfactory to RTFC and Borrower will bear the costs and expenses associated with the preparation thereof up to a maximum of $5,000.00;

(e)   RTFC understands the Debt has been used solely to purchase Choice and to support working capital and future Debt will be used solely to support working capital; and

(f)    Except as specifically waived by RTFC herein, each and every term, condition and provision contained in any loan agreement or other credit agreement with RTFC shall remain unchanged and in full force and effect.

If the foregoing accurately describes our mutual understanding of the effect of RTFC's approval of the Incurrence of Debt as defined herein and the conditions under which it is granted, please so indicate by signing this correspondence where indicated and returning the original to RTFC.

RTFC LETTER

Ms. Michele Satrowsky

ATN International, Inc.

May 7, 2018

If you have any questions, please feel free to call me at 703-467-1624.

Sincerely,

/s/ Don Samonte
Don Samonte
Vice President, Portfolio Management and Account Manager

Acknowledged and Agreed:

ATN VI Holdings, LLC

By:	/s/ Justin D. Benincasa
Name:	Justin D. Benincasa
Title:	Treasurer

RTFC LETTER